Exhibit 5.1

June 4, 2014

Zalicus Inc.

245 First Street

Third Floor

Cambridge, MA 02142

Re:	Securities Registered under Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-4 (File No. 333-195818) (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offering by Zalicus Inc., a Delaware corporation (the “Company”), of up to 170,000,000 shares (the “Shares”) of the Company’s Common Stock, $0.001 par value per share, which may be issued to the stockholders of EPIRUS Biopharmaceuticals, Inc. (“Epirus”), in connection with the merger contemplated by the Agreement and Plan of Merger and Reorganization, dated as of April 15, 2014, by and among the Company, Epirus, and BRunning, Inc., as amended by Amendment No. 1 to the Agreement and Plan of Merger and Reorganization, dated as of May 7, 2014, by and between the Company and Epirus (as amended, the “Merger Agreement”).

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

The opinion set forth below is limited to the Delaware General Corporation Law (which includes reported judicial decisions interpreting the Delaware General Corporation Law).

Based on the foregoing, we are of the opinion that when the Certificate of Amendment attached as Appendix F to the Joint Proxy Statement/Prospectus included in the Registration Statement has been filed with the Secretary of State of the State of Delaware, the Shares will be duly authorized and, upon issuance and delivery in exchange for the outstanding shares of capital stock of Epirus in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ GOODWIN PROCTER LLP